Morgan Stanley Variable Insurance Fund, Inc. Global
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Japan Prime Realty Investment
Purchase/Trade Date: 1/18/2017
Offering Price of Shares:  439,040
Total Amount of Offering: 47,600
Amount Purchased by Fund: 8
Percentage of Offering Purchased by Fund: 0.017%
Percentage of Fund's Total Assets: 0.13%
Brokers: Mizuho Securities Co. Ltd, SMBC Nikko
Securities Inc., Nomura Securities Co. Ltd., Daiwa
Securities Co. Ltd., Mitsubishi UFJ Morgan Stanley
Securities
Purchased from: Mizuho Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  Japan Prime Realty Investment
Purchase/Trade Date: 1/18/2017
Offering Price of Shares:  439,040
Total Amount of Offering: 47,600
Amount Purchased by Fund: 9
Percentage of Offering Purchased by Fund: 0.019%
Percentage of Fund's Total Assets: 0.15%
Brokers: Mizuho Securities Co. Ltd, SMBC Nikko
Securities Inc., Nomura Securities Co. Ltd., Daiwa
Securities Co. Ltd., Mitsubishi UFJ Morgan Stanley
Securities
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.







Securities Purchased:  Colony Starwood Homes
Purchase/Trade Date: 3/2/2017
Offering Price of Shares: $32.500
Total Amount of Offering: 20,076,891
Amount Purchased by Fund: 3,312
Percentage of Offering Purchased by Fund: 0.016%
Percentage of Fund's Total Assets: 0.22%
Brokers: J.P. Morgan, BofA Merrill Lynch, Deutsche
Bank Securities, Morgan Stanley, Citigroup, Goldman,
Sachs & Co., Wells Fargo Securities
Purchased from: J.P. Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.